Exhibit 8.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, GA 30309-3521
March 27, 2009
Cousins Properties Incorporated
191 Peachtree Street
Suite 3600
Atlanta, Georgia 30303
     Re: Cousins Properties Incorporated — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Cousins Properties Incorporated, a Georgia corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of (i) the Company’s common stock, par value $1.00 per share (“Common Stock”), (ii) warrants to purchase shares of Common Stock (“Warrants”), (iii) debt securities (“Debt Securities”), (iv) the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”) and (v) depositary shares, each representing a fractional interest in a share of Preferred Stock (“Depositary Shares”), in an aggregate amount not to exceed $500,000,000. In connection with the preparation of the Registration Statement, the Company has requested our opinion with respect to the discussion included in the Prospectus under the heading “Certain Federal Income Tax Considerations.”
     In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company.
     Based upon the foregoing and subject to the other limitations and qualifications set forth herein, we are of the opinion that, although the discussion set forth in the Prospectus under the heading “Certain Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of the Common Stock, the discussion, although general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States federal income tax consequences of the acquisition, ownership and disposition of the Common Stock, subject to the qualifications set forth therein. The United States federal income tax consequences of an investment in the Common Stock by an investor will depend on that investor’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “Certain Federal Income Tax Considerations” as applied to any particular holder.

     Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein. In particular, we express no opinion on the Company’s qualification as a REIT under the Code, the qualification of any entities in which the Company has invested as partnerships for federal income tax purposes, or any other tax consequences that may apply to the Company or to an investment in the Common Stock, Warrants, Debt Securities, Preferred Stock or Depositary Shares.
     The opinion expressed herein is based upon the current provisions of the Internal Revenue Code of 1986, as amended, the U.S. Treasury Regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the accuracy of the opinion rendered herein, the statements in the Prospectus, and the tax consequences to the Company and the investors in its securities. In addition, as noted above, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate.
     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.
     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption “Certain Federal Income Tax Considerations” in the Prospectus that is included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ King & Spalding LLP